                                                                   EXHIBIT 10.36





            SECOND AMENDED AND RESTATED SUBORDINATED LOAN AGREEMENT

         THIS SECOND AMENDED AND RESTATED SUBORDINATED LOAN AGREEMENT (as amended from time to time, the "Agreement") is made and entered into as of this 4th day of December, 2002 by and between ORIGEN FINANCIAL, L.L.C., a Delaware limited liability company ("Borrower"), whose address is 260 East Brown Street, Suite 200, Birmingham, Michigan 48009, and SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership ("Lender"), whose address is 31700 Middlebelt Road, Suite 145, Farmington Hills, Michigan 48334.

                                    RECITALS:

         A. Borrower, Origen Financial, Inc. ("Origen Inc.") and Lender have entered into that certain Amended and Restated Subordinated Loan Agreement dated February 1, 2002, as amended by the First Amendment to Amended and Restated Subordinated Loan Agreement dated March 22, 2002, the Second Amendment to Amended and Restated Subordinated Loan Agreement dated June 18, 2002, and the Third Amendment to Amended and Restated Subordinated Loan Agreement dated August 12, 2002 (the "Original Loan Agreement").

         B. Origen Inc. was merged with and into Borrower effective April 25, 2002 and Borrower is therefore the successor to Origen Inc.'s obligations under the Original Loan Agreement.

         C. Lender and Borrower desire to amend and restate the Original Loan Agreement in its entirety in accordance with the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. LOAN. The Line of Credit provided hereunder shall have the following terms:

         Type of Loan: Line of Credit

         Interest Rate: 700 basis points over LIBOR, but not less than eleven percent (11%) per annum, or in excess of fifteen percent (15%) per annum

         Note Amount: $27,500,000

         Maturity: December 31, 2003; provided that the due date shall be automatically extended to December 31, 2004 if the Master Repurchase Agreement between Borrower and Credit Suisse First Boston Mortgage Capital LLC dated December 18, 2001, as amended from time to time (the "CSFB Agreement"), is renewed on terms acceptable to Lender upon the expiration of the CSFB Agreement in May 2003.

The Loan and any amendments, extensions, renewals, or refinancing thereof are subject to this Agreement.

         2. LINE OF CREDIT LOAN. Provided that no Event of Default exists and no Event of Default will be caused by any draw under the Loan, Lender agrees to loan to Borrower, from time to time up to the Note Amount (as described above), in increments determined at Lender's discretion and in accordance with the terms of the Sixth Amended and Restated Promissory Note of even date herewith made by Borrower in connection with the Loan and attached to this Agreement as EXHIBIT
A. The Sixth Amended Note shall replace the Fifth Amended and Restated Promissory Note dated August 12, 2002 executed by Borrower in connection with the Original Loan Agreement. Notwithstanding anything to the contrary herein, Lender's obligation to make any advance to Borrower under the Loan shall automatically: (a) cease and terminate upon the maturity date stated in the Sixth Amended Note; and (b) suspend upon any earlier occurrence of an Event of Default unless and until waived by Lender in writing.

         3. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Lender, all of which representations and warranties shall be continuing until the Loan is fully paid and Borrower's obligations under this Agreement and the Related Documents are fully performed, as follows:

                  A. Borrower's Existence and Authority. Borrower is a Delaware limited liability company, and the person executing this Agreement on behalf of Borrower has full power and complete authority to execute this Agreement and all Related Documents on behalf of Borrower, and this Agreement and the Related Documents are valid, binding and enforceable against Borrower.

                  B. Financial Information. All financial information provided to Lender has been prepared and will continue to be prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, and fully and fairly presents the financial condition of Borrower as of the date or for the operating period thereof. There has been no material adverse change in Borrower's business, property, or financial condition since the date of Borrower's latest Financial Statements provided to Lender.

                  C. No Litigation/No Misrepresentations. There are no civil or criminal proceedings pending before any court, government agency, arbitration panel, or administrative tribunal or, to Borrower's knowledge, threatened against Borrower, which may result in any material adverse change in the business, property, or financial condition of Borrower. All representations and warranties in this Agreement and the Related Documents are true and correct and no material fact has been omitted.

         4. AFFIRMATIVE COVENANTS. As of the date of this Agreement and continuing until all of Borrower's obligations under this Agreement and the Related Documents are fully performed and the Loan is fully repaid to Lender, Borrower shall at all times comply with the following covenants:

                  A. Notice of Adverse Events. Borrower shall promptly notify Lender in writing of any litigation, indictment, governmental proceeding, default, or any other occurrence which may have a material adverse effect on Borrower's business, property or financial condition.

                  B. Maintain Business Existence and Operations. Borrower shall do all things necessary to keep in full force and effect its corporate existence and continue its business as presently conducted.

                  C. General Compliance with Law. Borrower shall at all times operate its business in strict compliance with all applicable Federal, State, and local laws, ordinances and regulations, and refrain from engaging in any civil or criminal activity proscribed by Federal, State or local law.

                  D. Delivery of Financial Statements. Within forty-five (45) days after the end of each fiscal quarter, Borrower shall deliver to Lender copies of its unaudited financial statements prepared in accordance with GAAP, consistently applied. Within ninety (90) days after the end of each fiscal year, Borrower shall deliver to Lender copies of its audited financial statements prepared in accordance with GAAP, consistently applied.

         5. EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an Event of Default under this Agreement:

                  A. Failure to Pay Amounts Due. Any amount of principal or interest under the Sixth Amended Note is not paid when due.

                  B. Misrepresentations; False Financial Information. Any statement, warranty or representation of Borrower in connection with or contained in this Agreement, the Related Documents, or any Financial Statements now or hereafter furnished to Lender by or on behalf of Borrower, is false or misleading.

                  C. Noncompliance with Loan Agreements. Borrower breaches any covenant, term, condition or agreement stated in this Agreement, the Related Documents or any agreement relating to Senior Debt (as defined below).

                  D. Cessation/Termination of Existence. Borrower shall cease doing business or Borrower's existence is terminated by sale, dissolution, merger or otherwise.

                  E. Bankruptcy or Receivership. Any conveyance is made of substantially all of Borrower's assets, any assignment is made for the benefit of creditors, any receiver is appointed, or any insolvency, liquidation or reorganization proceeding under the Bankruptcy Code or otherwise shall be filed by or against Borrower.

                  F. Attachments; Tax Liens. Any attachment, execution, levy, forfeiture, tax lien or similar writ or process is issued against any property of Borrower.

                  G. Material Adverse Change. Any material adverse change occurs or is imminent the effect of which would be to substantially diminish Borrower's financial condition, business, or the ability to perform its agreements with Lender.

                  H. Other Lender Default. Any other indebtedness of Borrower to Lender or any other creditor (including, without limitation, Financial Institutions (as defined below) becomes due and remains unpaid after acceleration of the maturity or after the stated maturity.

                  I. Other Indebtedness. Borrower incurs any Indebtedness (other than Senior Debt) in excess of $100,000 in the aggregate after the date of this Agreement.

                  J. Change of Control Event. Absent Lender's prior written consent, any Change of Control Event with respect to Borrower occurs after Borrower's first draws on the Loan.

         6.       REMEDIES ON DEFAULT.

                  A. Acceleration Set-Off. Upon the occurrence of any Event of Default, Lender may, at Lender's option, declare the Loan to be immediately due and payable. The foregoing shall not in any way impair Lender's right to demand repayment under the terms of the Sixth Amended Note.

                  B. Remedies; No Waiver. The remedies provided in this Agreement are cumulative and not exclusive, and Lender may exercise any remedies available to it at law, in equity, and as are provided in this Agreement, the Related Documents and any other written agreement between Borrower and Lender. No delay or failure of Lender in exercising any right, remedy, power, or privilege under this Agreement or the Related Documents shall affect that right, remedy, power or privilege, nor shall any single or partial exercise preclude the exercise of any other right, remedy, power or privilege. No delay or failure of Lender to demand strict adherence to the terms of this Agreement or the Related Documents shall be deemed to constitute a course of conduct inconsistent with Lender's right at any time, before or after any Event of Default, to prospectively demand strict adherence to the terms of this Agreement and the Related Documents.

         7.       SUBORDINATION.

                  A. The indebtedness evidenced by the Sixth Amended Note and any renewals or extensions thereof (such indebtedness being herein called the "Subordinated Indebtedness") shall at all times be wholly subordinate and junior in right to payment in full of all Senior Debt (as defined below). The provisions of this section on subordination shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions. Unless and until an event of default under any of the Senior Debt (other than an event of default which exists solely by reason of a default under this Agreement) shall have occurred and be continuing ("Superior Default"), Borrower shall pay the principal and interest on all Subordinated Indebtedness according to the terms hereof.

                  For purposes of this Agreement, "Senior Debt" means the principal of, and interest on and other amounts due on or in connection with any Indebtedness of Borrower (other than the Sixth Amended Note) to any Financial Institution (as defined below), whether outstanding on the date of this Agreement, or thereafter created, incurred or assumed by Borrower (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, Indebtedness of the kind described in this clause). Notwithstanding anything herein to the contrary, Senior Debt shall not include: (a) Indebtedness of or amounts owed by Borrower for compensation to employees, or for goods or materials purchased in the ordinary course of business or for services, or (b) Indebtedness of Borrower to any of its subsidiaries or affiliates. In no event shall any Financial Institution be deemed to be an affiliate of Borrower. Indebtedness of Borrower to any of its subsidiaries or affiliates shall be pari passu in all respects with the Subordinated Indebtedness.

                  For purposes of this Agreement, "Financial Institution" means any bank as defined in section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, insurance company as defined in section 2(13) of the Securities Act, or investment banking firm. For purposes of this Agreement, Credit Suisse First Boston Mortgage Capital, LLC ("CSFBMC") shall be considered a Financial Institution.

                  For purposes of this Agreement, "Indebtedness" means, with respect to any person, (a) any liability, contingent or otherwise, of such person (i) for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by a note, debenture or similar instrument or representing the balance deferred and unpaid of the purchase price of any property purchased, (iii) for the payment of money relating to a lease that is required to be capitalized under GAAP; or (iv) to repurchase securities or other property, including without limitation, Borrower's obligations to repurchase securities under the CSFB Agreement; (b) any obligation secured by a lien to which the property or assets of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability; and (c) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a) or (b).

                  B. The terms hereof, the subordination effected hereby and the rights of the holders of the Senior Debt shall not be affected by (a) any amendment of or addition or supplement to any Senior Debt or any instrument or agreement relating thereto, (b) any exercise or non-exercise of any right, power or remedy under or in respect of any Senior Debt or any instrument or agreement relating thereto, or (c) any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission, in respect of any Senior Debt or any instrument or agreement relating thereto or any security therefor or guaranty thereof, whether or not any holder of any Subordinated Indebtedness shall have had notice or knowledge of any of the foregoing.

                  C. Upon the happening of (a) a Superior Default which is a default in respect of payment of principal, premium, if any, or interest on Senior Debt or (b) a Superior Default (other than a Superior Default in respect of payment of principal, premium, if any, or interest on Senior Debt) and receipt by Lender of written notice thereof from any holder of Senior Debt, then until all Senior Debt shall have been paid in full, Borrower shall not, directly or indirectly, make or agree to make, and neither Lender nor any assignee or successor holder of any Subordinated Indebtedness shall demand, accept or receive (a) any payment (in cash, property or securities, by set-off or otherwise), direct or indirect, of or on account of any principal or interest in respect of any Subordinated Indebtedness, and no such payment shall be accepted by any holder of any Subordinated Indebtedness, or (b) any payment for the purpose of any redemption, purchase or other acquisition, direct or indirect, of any Subordinated Indebtedness, and no such payment shall be due.

                  In the case of any Superior Default (other than a Superior Default with respect to payment of principal, premium, if any, or interest on Senior Debt), the foregoing restrictions shall cease to apply to any payment received with respect to the Subordinated Indebtedness after the expiration of 180 days after the holder of Senior Debt shall have sent notice of the Superior Default to the holder of the Sixth Amended Note, unless prior to the expiration of such 180-day period one or more holders of the Senior Debt shall have commenced and be diligently prosecuting an action, suit or other legal or equitable proceeding or otherwise take action or exercise any other remedy against Borrower or its property based upon the Superior Default, or unless a Superior Default which is a payment default shall have occurred and be continuing; provided, further, that during such 180-day period following the Superior Default (other than a Superior Default with respect to payment of principal, premium, if any, or interest on Senior Debt) the holders of the Subordinated Indebtedness shall refrain from prosecuting any such action, suit or other legal or equitable proceeding against Borrower or its property based upon an Event of Default hereunder.

                  In the event that a Superior Default (other than a Superior Default with respect to payment of principal, premium or interest on Senior Debt) is cured or is waived by the appropriate holders of the Senior Debt (whether by amendment to the applicable loan agreement, forbearance agreement or otherwise) prior to the expiration of the aforesaid 180-day period applicable to such Superior Default, then any Event of Default occurring under this Agreement solely by reason of the occurrence of such Superior Default shall be deemed not to have occurred. Any judicial proceedings initiated by a holder of Subordinated Indebtedness at a time when such holder has no knowledge that such proceedings are prohibited by this paragraph shall not be deemed a violation of any provisions of this Agreement and, upon receipt of notice from the holder of the Senior Debt that such proceedings are so prohibited, such holder of the Subordinated Indebtedness shall terminate such proceedings, without prejudice.

                  D. Upon any distribution (whether of cash, securities or other property) to creditors of Borrower in a liquidation or dissolution of Borrower, or in a bankruptcy, reorganization, insolvency, receivership, assignment for the benefit of creditors, marshalling of assets or similar proceeding relating to Borrower or its property:

                           (1) holders of Senior Debt shall be entitled to receive payment in full in cash of such Senior Debt (including interest accruing after the commencement of any such proceeding or interest that would have accrued but for the commencement of such proceeding to the date of payment on, and other amounts included in, Senior Debt) before the holder of the Sixth Amended Note shall be entitled to receive any payment of principal of, premium (if any) or interest on the Sixth Amended Note or any other distributions with respect to the Sixth Amended Note;

                           (2) until the Senior Debt is paid in full in cash as provided in clause (1) of this paragraph, any distribution to which the holder of the Sixth Amended Note would be entitled but for this section on subordination shall be made to the holders of Senior Debt as their interests may appear.

                  In the event that any payment or distribution of assets of Borrower prohibited by the provisions of this section on subordination of any kind or character, whether in cash, property or securities, shall be received by the holder of the Sixth Amended Note before all Senior Debt is paid in full, or provision made for such payment in accordance with the terms of the Senior Debt, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Debt or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay such Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                  E. In the event that the Sixth Amended Note is declared due and payable before its stated maturity because of the occurrence of an Event of Default hereunder, the holders of the Senior Debt shall be entitled to receive payment in full of all amounts due with respect to all Senior Debt before the holder of the Sixth Amended Note is entitled to receive any payment on account of the principal of, premium (if any) or interest on, or any repurchase, redemption or other retirement (including, without limitation, any defeasance) of, the Sixth Amended Note.

                  F. The holders of Subordinated Indebtedness shall not be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of Borrower applicable to the Senior Debt.

                  G. No payments or distributions to the holders of Senior Debt by or on behalf of Borrower by virtue of this Agreement which otherwise would have been made to the holder of the Sixth Amended Note, shall, as between Borrower and the holder of the Sixth Amended Note, be deemed to be payment by Borrower to or on account of the Senior Debt, it being understood that the provisions of this paragraph are intended solely for the purpose of defining the relative rights of the holders of Subordinated Indebtedness on the one hand and the holders of Senior Debt, on the other hand.Nothing contained herein is intended to or shall impair, as between Borrower and Lender, the obligation of Borrower, which is absolute and unconditional, to pay to Lender, the principal of and interest on the Subordinated Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect (except to the extent specifically provided in the above paragraph) the relative rights of the holders hereof and creditors of Borrower other than the holders of the Senior Debt, nor shall anything herein or therein prevent any holder of the Sixth Amended Note from exercising all remedies otherwise permitted by applicable law upon default hereunder subject to the rights, if any, hereunder of the holders of Senior Debt in respect of cash, property or securities of Borrower received upon the exercise of any such remedy.

         8.       COLLATERAL SECURITY.

         To secure the payment of all amounts due to Lender by Borrower in connection with the Loan and pursuant to terms of this Agreement and the Sixth Amended Note, Borrower has granted Lender a security interest in those assets described under the following documents: (i) the Security Agreement dated February 1, 2002 between Origen LLC and Lender, as amended from time to time,
(ii) Amended and Restated Security Agreement dated February 1, 2002 between Origen Inc. and Lender, as amended from time to time, (iii) the Amended and Restated Stock Pledge Agreement dated February 1, 2002 between Origen Inc. and Lender, as amended from time to time, (iv) the Limited Liability Company Interest Security and Pledge Agreement dated February 1, 2002 between Origen LLC and Lender, as amended from time to time, and (v) the Amended and Restated Limited Liability Company Interest Security and Pledge Agreement dated February 1, 2002 between Origen Inc. and Lender, as amended from time to time.

         9.       MISCELLANEOUS.

                  A. Compliance with Lender Agreements. Borrower acknowledges that it has read and understands this Agreement, the Related Documents, and all other written agreements between Borrower and Lender, and Borrower agrees to fully comply with all of the agreements.

                  B. Further Action. Borrower agrees, from time to time, upon Lender's request to make, execute, acknowledge, and deliver to Lender, such further and additional instruments, documents, and agreements, and to take such further action as may be required to carry out the intent and purpose of this Agreement and prompt repayment of the Loan.

                  C. Governing Law/Partial Illegality. This Agreement and the Related Documents shall be interpreted and the rights of the parties determined under the laws of the State of Michigan. Should any part, term, or provision of this Agreement be adjudged illegal or in conflict with any law of the United States of America or State of Michigan, the validity of the remaining portion or provisions of the Agreement shall not be affected.

                  D. Writings Constitute Entire Agreement; Modifications Only in Writing. This Agreement together with all other written agreements between Borrower and Lender, including, without limitation, the Related Documents, constitute the entire agreement of the parties and there are no other agreements, express or implied. None of the parties shall be bound by anything not expressed in writing, and neither this Agreement nor the Related Documents can be modified except (i) by a writing executed by Borrower and by Lender, and (ii) with the prior consent of CSFBMC.

                  E. Successors, Assigns and Benefit. This Agreement shall inure to the benefit of and shall be binding upon all of the parties to this Agreement and their respective successors and assigns; provided however, that Borrower may not assign or transfer its rights or obligations under this Agreement without Lender's prior written consent. The parties hereto agree that holders of Senior Debt, including, without limitation, CSFBMC, are third party beneficiaries of this Agreement and this Agreement shall inure to the benefit of and be enforceable by such holders of Senior Debt.

                  F. Headings. All section and paragraph headings in this Agreement are included for reference only and do not constitute a part of this Agreement.

                  G. Term of Agreement. This Agreement shall continue in full force and effect until all of Borrower's obligations to Lender are fully satisfied and the Loan is fully repaid.

                  H. Counterparts; Reproductions. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument. Facsimile copies of signatures to this Agreement shall be deemed to be originals, and the parties may rely upon such facsimile copies to the same extent as the originals.

         10. DEFINITIONS. The following words shall have the following meanings in this Agreement:

                  A. "Change of Control Event" shall mean, with respect to Borrower, (a) an event or series of events by which any person, entity or group (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of persons or other entities acting in concert as a partnership or other group (a "Group of Persons") (other than persons who are, or Groups of Persons entirely made up of, (i) management personnel of Borrower or
         (ii) any affiliates of any such management personnel) shall, as a result of a tender or exchange offer or offers, an open market purchase or purchases, a privately negotiated purchase or purchases or otherwise, become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, except that a person or entity shall be deemed to have "beneficial ownership" of all securities that such person or entity has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 20% or more of the combined voting power of the then outstanding voting stock of Borrower; or (b) Borrower consolidates with, or merges with or into, another person or entity, or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person or entity, or any person or entity consolidates with, or merges with or into Borrower, in any such event pursuant to a transaction in which the outstanding voting stock of Borrower is converted into or exchanged for cash, securities or other property.

                  B. "Event of Default" shall mean any of the events described in Section 5 of this Agreement or in the Related Documents.

                  C. "Financial Statements" shall mean all balance sheets, income statements, and other financial information which have been, are now, or in the future are furnished to Lender.

                  D. "Sixth Amended Note" shall mean that certain line of credit promissory note from Borrower to Lender, in the form attached hereto as EXHIBIT A, as amended from time to time.

                  E. "Related Documents" shall mean any and all documents, promissory notes, and agreements executed in connection with this Agreement. This term shall include documents existing before, at the time of execution of, and documents executed concurrent with or after the date of, this Agreement.


                         [signatures on following page]

         IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Subordinated Loan Agreement as of the date first written above.


                                      BORROWER:

                                      ORIGEN FINANCIAL, L.L.C., a Delaware
                                      limited liability company

                                      By:  /s/  Ronald A. Klein
                                         ---------------------------------------

                                      Its:    Chief Executive Officer
                                           -------------------------------------

                                      LENDER:

                                      SUN COMMUNITIES OPERATING LIMITED
                                      PARTNERSHIP, a Michigan limited
                                      partnership

                                      By: Sun Communities, Inc., a Maryland
                                      corporation
                                      Its:  General Partner


                                               By:
                                                    ----------------------------

                                               Its:
                                                    ----------------------------

         IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Subordinated Loan Agreement as of the date first written above.


                                      BORROWER:

                                      ORIGEN FINANCIAL, L.L.C., a Delaware
                                      limited liability company

                                      By:
                                         ---------------------------------------

                                      Its:
                                           -------------------------------------

                                      LENDER:

                                      SUN COMMUNITIES OPERATING LIMITED
                                      PARTNERSHIP, a Michigan limited
                                      partnership

                                      By: Sun Communities, Inc., a Maryland
                                      corporation
                                      Its:  General Partner


                                               By:    /s/  Gary A. Shiffman
                                                    ----------------------------

                                               Its: Chief Executive Officer
                                                    ----------------------------


                                      -10-